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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

IDACORP, Inc.


    We consent to the incorporation by reference in this Amendment to the Registration Statement of IDACORP, Inc., IDACORP Trust I, IDACORP Trust II and IDACORP Trust III on Form S-3 of our report dated January 30, 1998 appearing in the Annual Report on Form 10-K of Idaho Power Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP
November 3, 1998
Boise, Idaho